                                                                    Exhibit 32.1

                                Certification of
                             Chief Executive Officer
                         of Wyndham International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, and accompanies this quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2003 of Wyndham International, Inc. (the "Issuer").

I, Fred J. Kleisner, Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 13, 2003.

                                        /s/  Fred J. Kleisner
                                        ---------------------
                                        Name:  Fred J. Kleisner

Subscribed and sworn to before me this 13th day of August 2003.

/s/  Camaleta M. Roseman
----------------------------
Name:  Camaleta M. Roseman

Title: Notary Public

My commission expires: 05-24-04

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.